EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, par value $0.001 per share, of Metaldyne Performance Group, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 16, 2016

ASP MD INVESTCO L.P.

/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	President

AMERICAN SECURITIES PARTNERS VI, L.P.

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES PARTNERS VI(B), L.P.
By: American Securities Associates VI, LLC, its general partner

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES PARTNERS VI(C), L.P.
By: American Securities Associates VI, LLC, its general partner

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES PARTNERS VI(D), L.P.
By: American Securities Associates VI, LLC, its general partner

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES ASSOCIATES VI, LLC

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES, LLC

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	President and Chief Executive Officer